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                                                                    Exhibit 10.1

                   SIXTH AMENDMENT TO RESTATED LOAN AGREEMENT
                   ------------------------------------------

         THIS SIXTH AMENDMENT TO RESTATED LOAN AGREEMENT ("Amendment"), is entered into as of the 31st day of May, 2001, by and between METROPOLITAN FINANCIAL CORP., an Ohio Corporation (the "Borrower"), ROBERT M. KAYE (the "Guarantor") and THE HUNTINGTON NATIONAL BANK (the "Bank").

                                   WITNESSETH
                                   ----------

         WHEREAS, the Borrower and the Bank entered into a Restated Loan Agreement on October 16, 1996 which was effective as of February 22, 1995, and which restated the Loan Agreement dated February 22, 1995 between the parties hereto (such Loan Agreement, as amended by the amendments thereto and as restated by such Restated Loan Agreement, as amended by the First Amendment thereto dated March 31, 1998, the Second Amendment thereto dated December 18, 1998, the Third Amendment thereto dated May 28, 1999, the Fourth Amendment thereto dated as of May 31, 2000, and the Fifth Amendment thereto dated July 28, 2000, is referred to herein as the "Loan Agreement"); and

         WHEREAS, at the request of the Borrower, the Bank has agreed to modify certain provisions of the Loan Agreement, including an extension of the maturity date; and

         WHEREAS, the Borrower and the Bank have agreed to further amend the Loan Agreement as set forth herein and to enter into this Amendment to effectuate such agreement. Terms defined in the Loan Agreement shall, unless otherwise defined herein, have the meaning ascribed therein. All references to "Paragraphs" or "Sections" herein are references to paragraphs and sections of the Loan Agreement. and

         NOW, THEREFORE, for valuable consideration, the sufficiency of which is hereby acknowledged by the parties, the parties do hereby amend the Loan Agreement and agree as follows:

         1. The references to the Exhibit in the definition of "Note" and in Section 2.04 are changed from "A-3" to"A-4 ", a copy of which is attached hereto.

         2. The two references to Twelve Million Dollars ($12,000,000.00) in Section 2.02(A) are hereby changed to Six Million Dollars ($6,000,000.00).

         3. Bank acknowledges that it holds 4,585,397 shares of stock of Borrower as of the date of the execution of this Amendment.

         4. Borrower and Guarantor acknowledge that the revolving feature of the Note, as established in the original Loan Agreement, is terminated with respect to Borrower's ability to draw additional funds on the Note prior to maturity.

         5. Borrower and Guarantor agree that a principal payment in the amount of $1,000,000.00 shall be paid on the Note, on or before December 31, 2001. Failure to make such principal payment by such date shall constitute an Event of Default.

         6. Guarantor has represented to Bank that he intends to purchase additional shares of stock of the Borrower at a certain rights offering which will be completed during the fourth quarter of 2001 (the "Rights Offering"). Guarantor agrees that any shares purchased by him, either directly or beneficially, shall be delivered to Bank as additional collateral to secure the Loan, immediately

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                  upon Guarantor's receipt of such certificates. Guarantor
                  agrees that, in any and all events, following the Rights Offering, the shares of the Borrower pledged to Bank will not be less than 50% of all issued and outstanding shares of the Borrower.

         7. Section 2.02(B) is hereby deleted in its entirety. Any references in the Loan Documents to letters of credit to be issued by the Bank are hereby deleted, and the Borrower agrees that the Bank shall have no obligation to issue any letters of credit pertaining to the Borrower or the Borrower's customers.

         8.       Sections 2.05(A)(1), 2.05(A)(2) and 2.05(A)(3) are hereby
                  deleted in their entirety and the following is substituted in lieu thereof:

                  "(1) Interest on the principal balance of the Loan, from time to time outstanding, will be payable monthly with the first payment due on August 30, 2001, at the Prime Rate in effect from time to time. After maturity (whether maturity is brought about by acceleration in the Event of Default or otherwise), the interest rate shall be two hundred (200) basis points in excess of the higher of-. (i) the interest rate in effect at the time of such maturity or acceleration, as the case may be; or (ii) the Prime Rate in effect from time to time.

                  (2) On December 31, 2002 (the "Maturity Date"), any and all principal, interest, and other Obligations of the Borrower remaining unpaid shall be paid in full by the Borrower. The Borrower acknowledges and agrees that the Bank will not renew and/or extend the Maturity Date beyond December 31, 2002."

                  Any references to such maturity date in any other Amendments to the Loan Agreement are hereby correspondingly referenced to
                  Section 2.05(A)(2).

         10. Any references in the Loan Documents to LIBOR borrowings are hereby deleted in their entirety.

         11.      Section 2.05(A)(4) is hereby amended to be renumbered as new
                  Section 2.05(A)(3). Any references in the Loan Documents to
                  Section 2.05(A)(4) shall be amended to read "Section 2.05(A)(3)."

         12.      Notwithstanding any language to the contrary as referenced in
                  Section 2.10, the Borrower shall pay in full, or reimburse the Bank promptly upon demand for all costs and expenses, including without limitation reasonable attorneys' fees and expenses (including the fees of the Bank's counsel, Porter Wright Morris & Arthur LLP), expended or incurred by the Bank in any arbitration, judicial reference, legal action or otherwise in connection with (a) the negotiation and preparation or the amendment or enforcement of this Amendment and the Loan Documents, including without limitation, during any workout, attempted workout, and/or in connection with the rendering of legal advice as to the Bank's rights, remedies and obligations under this Amendment and any of the Loan Documents, whether or not any form of legal proceeding has commenced, (b) collecting any sum which becomes due the Bank under this Amendment or any of the Loan Documents, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, (d) the protection, preservation or enforcement of any rights or remedies of the Bank or any of the Collateral whether or not any form of legal proceedings is commenced, or (e) any action necessary to defend, protect, assert, or preserve any of the Bank's rights or remedies as a result of or related to any case or proceeding under Chapter 11 of the

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                  United States Code, as amended, or any similar law of any
                  jurisdiction. All of such costs and expenses shall bear interest from the time of demand at the highest rate then in effect under the Loan Documents or this Amendment.

         13. The parties acknowledge that there have been violations of the covenant relating to return on assets ("ROA") of Metropolitan Bank and Trust provided for in Section 6.01(H) of the Loan Agreement, and the Bank waives any such violations and the parties shall reset such covenant on terms satisfactory to Bank on or before August 31, 2001.

         14. The Borrower and Guarantor, hereby release, remise, acquit and forever discharge the Bank and the Bank's employees, agents, representatives, consultants, attorneys, fiduciaries, servants, officers, directors, partners, predecessors, successors and assigns, subsidiary corporations, parent corporations, and related corporate divisions (all of the foregoing hereinafter called the "Released Parties"), from any and all actions and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, obligations, damages and expenses of any and every character, known or unknown, direct and/or indirect, at law or in equity, of whatsoever kind or nature, whether heretofore or hereafter arising, for or because of any matter or things done, omitted or suffered to be done by any of the Released Parties prior to and including the date of execution hereof, and in any way directly or indirectly arising out of or in any way connected to this Amendment or any of the Loan Documents, including but not limited to, claims relating to lender liability and claims relating to any settlement negotiations (all of the foregoing hereinafter called the "Released Matters"). The Borrower and Guarantor acknowledge that the agreements in this paragraph are intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Released Matters. The Borrower and Guarantor represent and warrant to Bank that they have not purported to transfer, assign or otherwise convey any right, title or interest of the Borrower or Guarantor in any Released Matter to any other Person and that the foregoing constitutes a full and complete release of all Released Matters.

         15. Except as expressly provided herein, the Loan Documents shall remain in full force and effect in accordance with their respective terms, and this Amendment shall not be construed to
                  (a) impair the validity, perfection or priority of any lien or security interest securing the Indebtedness; (b) waive or impair any rights, powers or remedies of the Bank under the Loan Documents upon the Maturity Date, with respect to any Events of Default or otherwise; (c) constitute an agreement by the Bank or require the Bank to extend the Maturity Date, or grant additional extension periods, or extend the term of the Loan Agreement or the time for payment of any of the Indebtedness; or (d) make any loans or other extensions of credit to the Borrower after the Maturity Date. The Borrower acknowledges and agrees that, notwithstanding the foregoing and except as modified by this Amendment, (e) the Bank reserves the right to enforce each and every term of this Amendment, the Loan Agreement and the other of the Loan Documents; (f) the Bank's actions in entering into this Amendment shall not be construed as a waiver or relinquishment of, or estoppel to assert, any of the Bank's rights under the Loan Documents or applicable law; and (g) the Bank's actions in entering into this Amendment are without prejudice to the Bank's right to pursue any and all remedies available to it on or after the Maturity Date or immediately upon the occurrence of any Event of Default.

                  In the event of any inconsistency between the terms of this Amendment and any of the Loan Documents, this Amendment shall govern. The Borrower and Guarantor acknowledge that they have consulted with counsel and with such other experts and advisors as they deem it necessary in connection with the negotiation, execution and delivery of this Amendment. This Amendment

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                  shall be construed without regard to any presumption or rule requiring that it be construed against the party causing this Amendment or any part hereof to be drafted.

         16. Guarantor acknowledges that he executed and delivered to the Bank a certain Guaranty of Borrower's Obligations to the Bank on various dates, including but not limited to that certain Guaranty dated July 28, 2000 (collectively, the "Guaranty"), and hereby affirms, ratifies and restates his obligations to the Bank under the Guaranty. The Obligations shall include the Obligations as defined in the Guaranty and as modified pursuant to the Loan Agreement. Guarantor further acknowledges that he executed and delivered to the Bank a certain Pledge and Collateral Assignment Agreement on various dates, including but not limited to that certain Pledge and Collateral Assignment Agreement dated December 18, 1998 (collectively, the "Pledge Agreement"), and hereby affirms, ratifies and restates his pledge of shares of stock under the Pledge Agreement, including but not limited to those shares of stock evidenced by certificates previously delivered and now in the Bank's possession. Guarantor agrees to execute new Pledge and Collateral Assignment Agreements as may be requested by bank to facilitate Guarantor's pledge of additional shares of Borrower to Bank. Guarantor consents to the modifications to the Loan Agreement as set forth herein.

         17. JURY WAIVER. THE UNDERSIGNED AND THE BANK (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND THE BANK ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN THE BANK AND THE UNDERSIGNED. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BANK TO PROVIDE THE FINANCING AND AMENDMENT DESCRIBED HEREIN OR IN THE OTHER LOAN DOCUMENTS.

         Except as otherwise provided, all amendments to the Loan Agreement set forth herein shall be deemed effective from and after the date of this Amendment. All references in the Loan Agreement to this "Agreement", "hereof', "herein", "hereunder" or "hereby" shall, from and after the date of this Amendment, be deemed references to the Loan Agreement as amended by this Amendment.

         In all other respects, the parties hereto hereby ratify and affirm the terms and conditions of the Loan Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the day and year first above written.

                                              METROPOLITAN FINANCIAL CORP.

  /s/ Robert M. Kaye                          By: /s/ Kenneth T. Koehler
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  Robert M. Kaye                                  Kenneth T. Koehler, President

THE HUNTINGTON NATIONAL BANK

By:   /s/ John R. Macks
  --------------------------------------------
      John R. Macks, Assistant Vice President